Exhibit 24.1
POWERS OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Ernst Luebke as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title

/s/ Jacques-François Martin Jacques-François Martin	Chief Executive Officer and Director (Principal Executive Officer)

March 28, 2011

/s/ Ronald Kempers Ronald Kempers	Chief Financial Officer (Principal Financial and Accounting Officer)

March 28, 2011

/s/ Sylvain Fleury Sylvain Fleury, Ph.D.	Chief Scientific Officer and Director

March 28, 2011

/s/ Ernest Stern Ernest Stern	Director

March 28, 2011

/s/ Dr. Thomas Staehelin Thomas Staehelin	Director

March 28, 2011